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                                                                  Exhibit 11 (b)

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 56 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated April 21, 1997, relating to the financial statements and financial highlights appearing in the February 28, 1997 Annual Report to Shareholders of the Pacific Horizon Prime Fund, Pacific Horizon Treasury Fund, Pacific Horizon Treasury Only Fund, Pacific Horizon Government Fund, Pacific Horizon Tax-Exempt Money Fund, and Pacific Horizon California Tax-Exempt Money Market Fund, six of the portfolios comprising the Pacific Horizon Funds, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the headings "Independent Accountants" and "Financial Statements and Experts" in the Statement of Additional Information.


/s/ Price Waterhouse LLP
Price Waterhouse LLP
New York, New York
June 12, 1997